SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): August 15, 2002



                              NEWTECH BRAKE CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     0-26949              11-3500919
-------------------------------   ----------------   ---------------------------
(State or Other Jurisdiction of   (Commission File   (I.R.S. Employer ID Number)
Incorporation or Organization)         Number)



94 Washington Avenue, Lawrence, New York                      11559
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(Address of Principal Executive Offices)                    (Zip Code)


                                 (516) 569-7595
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              Registrant's telephone number, including area code:


              779 Industrial Blvd., Blainville, QC, Canada J7C 3V3
          ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)


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Item 1.        Change in Control of Registrant:
               --------------------------------

On April 11, 2002, an Asset Transfer and Change of Control Agreement (the "Agreement") was executed between NewTech Group International, Inc. ("NewTech International") and Internet VIP, Inc. (now called NewTech Brake Corp., the
"Company").   (Reference is made to information statement filed on June 10, 2002 and Schedule 14F-1 filed on April 23, 2002).

Pursuant to the Agreement, NewTech International breached the Agreement by failing to close on the transaction contemplated by the Agreement on or before May 31, 2002 as required.

Accordingly, on August 15, 2002, the Company elected to terminate the Agreement by notifying NewTech International in writing as required, and demanding that all stock issued to it prematurely be returned and cancelled and, as required by the Agreement, that all of their designated directors resign from the Board.

Item 2.        Acquisition or Disposition of Assets:
               -------------------------------------

The Company plans to complete its objective of creating a newly formed wholly owned subsidiary ("NEWCO"), and assigning the assets associated with its former business (specifically those assets related to the telecom business) through a spin-off, at book value. The equity of NEWCO will be issued, pro rata, to the stockholders of the Company.

Management has determined that it is in the best of interest of the Company and its stockholders to spin off its telecom business and try to create additional stockholder value by acquiring an operating business.

How this will be accomplished:
------------------------------

The Company will create a new Delaware corporation, which for purposes of this
disclosure we will call NEWCO.   The Company will transfer all of its business
to NEWCO, and will continue operating its business the same way it did prior to the aborted transaction with NewTech International. This will result in the Company becoming an inactive shell corporation. The Company intends to acquire another business to operate in the shell. In connection with the acquisition of an operating business, the Company will increase its authorized capital at such time, as necessary.

How this will effect the stockholders:
--------------------------------------

Each stockholder will receive, at no charge, a number of shares of NEWCO in an amount which will represent the same proportion which he currently owns of the Company. This means that each current shareholder of the Company will now be a shareholder in two companies: One company will continue the telecom business (NEWCO) and one company will be a shell looking to acquire an operating business (the Company).

In order to create a capital structure which will be appealing to an operating business, we implemented a reverse split of our stock in the ratio of 1:20. This means that if a shareholder owns 100 shares of the Company, after the reverse split these shares will be reduced to only 5 shares.

As stated in June 10, 2002, information statement, in the event the transaction was not consummated with NewTech International, the Company intended to proceed with the spinoff and reverse split. Regardless of the status of the NewTech acquisition, management believes that this course of action will ultimately prove beneficial to the stockholders and it represents the best way of trying to increase stockholder value. Therefore, since the NewTech transaction is terminated, the Company intends to proceed so as to position itself for the acquisition of another operating business.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Date: November 14, 2002



                              NEWTECH BRAKE CORP.



                              By: /s/ Jack Ehrenhaus
                                  ------------------
                                  Jack Ehrenhaus
                                  President


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